Exhibit 99.1

Soliton, Inc.

5304 Ashbrook Drive

Houston, TX 77081

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700
soly@lythampartners.com

Soliton files 510(k) with FDA for its Rapid Acoustic Pulse Device

510(k) Application for Premarket Clearance filed with the FDA for Rapid Acoustic Pulse (“RAP”) device in tattoo removal

March 21, 2019 – Houston, TX  - Soliton, Inc., (NASDAQ: SOLY) (“Soliton” or the “Company”),a medical device company with a novel and proprietary platform technology licensed from The University of Texas on behalf of the MD Anderson Cancer Center (“MD Anderson”), today announced that it has filed for 510(k) premarket clearance with the U.S. Food and Drug Administration (“FDA”) for its first generation Rapid Acoustic Pulse (“RAP”) tattoo removal device. The device is indicated as an accessory to the 1064 nm Q-Switched laser for black ink tattoo removal on the arms, legs and torso in Fitzpatrick Skin Type I-III individuals. Clinical trials have demonstrated that using the Company’s RAP device, in conjunction with a Q-switched laser, allows for multiple passes of laser treatment in a single treatment session, resulting in accelerated fading in comparison to stand-alone laser treatment. The current standard of care for tattoo removal is to use a Q-switched (pulsed) laser to ablate the tattoo ink particles into pieces small enough for the body’s natural processes to remove them. Unfortunately, this current method is highly inefficient, requiring up to 10 or more office visits to achieve acceptable results. A clinical trial has demonstrated that using our Rapid Acoustic Pulse ("RAP") device in conjunction with a Q-switched laser has the potential to produce similar results in just 2 to 3 office visits.

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Dr. Christopher Capelli, president and CEO of Soliton, said, “The submission of our 510(k) application for premarket clearance of our RAP device represents an important step in the commercialization of our products. We will be operating in a large industry segment that seeks the solutions our technology offers in terms of speed of tattoo removal and the potential for higher operating margins for the professional practices that adopt the RAP technology.”

“Our strategy is a razor/razorblade model with consumable products for single-use applications, generating recurring revenue that should allow Soliton to share in the volume growth that is expected in the coming years,” continued Dr. Capelli. “We believe this business model will serve the Company and our shareholders well as we enter into the tattoo removal segment – estimated to be approximately $4.8 billion annually by 2023 – and eventually into additional aesthetics markets. We are excited about the prospects for expanding the use of our RAP technology to address new markets and other aesthetic issues.”

About Soliton, Inc.

Soliton, Inc. is a medical device company with a novel and proprietary platform technology licensed from MD Anderson. The Company’s first planned commercial product is designed to use rapid pulses of designed acoustic shockwaves in conjunction with existing lasers to accelerate the removal of unwanted tattoos (RAP device). In addition, higher energy versions of acoustic pulse devices are in early stages of development for potential stand-alone treatment of cellulite and other indications. Both products are investigational and are not available for sale in the United States.

For more information about the Company, please visit:  http://www.soliton.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of Soliton RAP to accelerate tattoo fading or fat removal and/or to reduce cellulite, and whether future clinical trials related to the acceleration of existing fat removal technologies and cellulite are successful. These statements relate to future events, future expectations, plans and prospects. Although Soliton believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Soliton has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under in our SEC filings, including under the heading "Risk Factors" in the Form 1-A we filed with the SEC on February 13, 2019. Any forward-looking statements contained in this release speak only as of its date. Soliton undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

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